Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WARNER MUSIC GROUP CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-4271875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Rockefeller Plaza

New York, New York 10019

(Address of principal executive offices)

WARNER MUSIC GROUP CORP. AMENDED AND RESTATED 2005 OMNIBUS

AWARD PLAN

(Full title of the plan)

Paul M. Robinson, Esq.

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

(Name and address of agent for service)

Copy to:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee(2)
Common Stock, $0.001 par value per share	1,592,010	(3)	$6.34		$10,093,343		$396.67
	4,250,000	(4)	$5.29		$22,482,500		$883.56
	10,657,990	(5)	$7.67	(6)	$81,746,783	(6)	$3,212.65	(6)
Total	16,500,000				$114,322,626		$4,492.88

(1)	Covers an aggregate of 16,500,000 shares of Common Stock approved for issuance under the Warner Music Group Corp. Amended and Restated 2005 Omnibus Award Plan (the “Amended 2005 Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .00003930.
(3)	Represents 1,592,010 shares of Common Stock underlying outstanding options granted on December 15, 2007 pursuant to the Amended 2005 Plan. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee for these shares are each based on the price at which the options may be exercised.
(4)	Represents 4,250,000 shares of Common Stock underlying options granted on March 15, 2008 pursuant to the Amended 2005 Plan. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee for these shares are each based on the price at which the options may be exercised.
(5)	Represents additional shares of Common Stock approved for issuance under the Amended 2005 Plan as of the date of this Registration Statement.
(6)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee for the 10,657,990 shares approved for issuance under the Amended 2005 Plan are each based on a price of $7.67 per share, which is the average of the high and low prices of the common stock on the New York Stock Exchange on April 18, 2008 (within 5 business days before the filing date of this Registration Statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the Registrant’s effective Registration Statement on Form S-8, No. 333-127899, filed by the Registrant on August 26, 2005 (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement are hereby incorporated by reference.

The following information is not included in the Earlier Registration Statement and is therefore included herewith:

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Paul M. Robinson, Executive Vice President and General Counsel of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable. Mr. Robinson beneficially owns, or has the right to acquire under the Registrant’s Amended 2005 Plan, an aggregate of less than 1% of the Registrant’s Common Stock.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 25, 2008.

WARNER MUSIC GROUP CORP.

By:	/s/ EDGAR BRONFMAN, JR.
Name:	Edgar Bronfman, Jr.
Title:	Chief Executive Officer and Chairman of the
Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul M. Robinson and Trent N. Tappe, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edgar Bronfman, Jr. Edgar Bronfman, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 25, 2008

/s/ Michael D. Fleisher Michael D. Fleisher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 25, 2008

/s/ Shelby W. Bonnie Shelby W. Bonnie	Director	April 25, 2008

/s/ Richard Bressler Richard Bressler	Director	April 25, 2008

/s/ John P. Connaughton John P. Connaughton	Director	April 25, 2008

/s/ Scott L. Jaeckel Scott L. Jaeckel	Director	April 25, 2008

/s/ Phyllis E. Grann Phyllis E. Grann	Director	April 25, 2008

/s/ Michele J. Hooper Michele J. Hooper	Director	April 25, 2008

/s/ Seth W. Lawry Seth W. Lawry	Director	April 25, 2008

/s/ Thomas H. Lee Thomas H. Lee	Director	April 25, 2008

/s/ Ian Loring Ian Loring	Director	April 25, 2008

/s/ Jonathan M. Nelson Jonathan M. Nelson	Director	April 25, 2008

/s/ Mark Nunnelly Mark Nunnelly	Director	April 25, 2008

/s/ Scott M. Sperling Scott M. Sperling	Director	April 25, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Paul M. Robinson, Esq., Executive Vice President and General Counsel of the Company, as to the legality of the securities being issued (filed herewith)

23.1	Consent of Paul M. Robinson, Esq., Executive Vice President and General Counsel of the Company (reference is made to Exhibit 5.1 filed herewith)

23.2	Consent of Ernst & Young, LLP, (filed herewith)

24.1	Power of Attorney for Warner Music Group Corp. (included on signature page of the Registration Statement)